                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements listed below of our report dated February 13, 2004 relating to the financial statements, which appear in the 2003 Annual Report to the Stockholders of Back Yard Burgers, Inc., which is incorporated by reference in Back Yard Burgers, Inc.'s Annual Report on Form 10-K for the year ended January 3, 2004.

Description                                                      Form/Registration Statement Number
-----------                                                      ----------------------------------
Back Yard Burgers, Inc.
Incentive Stock Option Plan Of 1993                              Form S-8, No. 333-102737

Back Yard Burgers, Inc.
1995 Incentive Award Plan and 1995 Employee
Stock Purchase Plan                                              Form S-8, No. 33-95180

Back Yard Burgers, Inc.
2002 Equity Incentive Plan                                       Form S-8, No. 333-102736

/s/ PricewaterhouseCoopers LLP
------------------------------

Memphis, Tennessee
March 29, 2004